UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 28, 2009

Benjamin Franklin Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Massachusetts	000-51194	04-3336598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

58 Main St, Franklin , Massachusetts		02038
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	508-528-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 28, 2009, Richard E. Bolton, Jr., a director of Benjamin Franklin Bancorp, Inc. (the "Company") and Benjamin Franklin Bank (the "Bank"), became Chairman, President, and Chief Executive Officer of the Lowell Cooperative Bank ("LCB"), a Massachusetts cooperative bank. Mr. Bolton assumed these positions with LCB as part of the supervisory conversion of LCB and its recapitalization by a group of investors led by Mr. Bolton.

Under the by-laws of the Company and the Bank and the charter of the Company, Mr. Bolton’s new position as a director and officer of another bank resulted in his disqualification from continued service as a director of the Company and the Bank. Consequently, effective January 28, 2009, Mr. Bolton is no longer a director of either the Company or the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Benjamin Franklin Bancorp, Inc.

February 3, 2009	By:	/s/ Claire S. Bean

Name: Claire S. Bean
Title: E.V.P. and C.F.O.